Bitwise Bitcoin ETF S-1/A

Exhibit 10.1

SPONSOR AGREEMENT

THIS SPONSOR AGREEMENT (the “Agreement”), dated as of _________, 2023, is made by and between Bitwise Investment Advisers, LLC, a Delaware limited liability company (“Sponsor”), and Bitwise Bitcoin ETF, a statutory trust organized under the laws of Delaware (the “Trust”).

1. Status of the Trust. The Trust is a Delaware statutory trust established under the Delaware Act by the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware on August 29, 2019. The Trust is not an investment company under the Investment Company Act of 1940 (the “1940 Act”) and it is not required to register thereunder. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor. The Sponsor is not registered as an investment adviser under the Investment Advisers Act of 1940 and is not required to register thereunder.

2. Appointment of Sponsor. Pursuant to the terms of the Trust’s Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), the Sponsor is appointed to serve as sponsor for the Trust, with full powers and rights to effectuate and carry out the purposes, activities and objectives of the Trust. Sponsor has accepted such appointment and hereby agrees to render such services on the terms and conditions set forth in this Agreement and the Trust Agreement.

3. Duties of Sponsor. Sponsor will perform such duties for the Trust as set forth in Article IV of the Trust Agreement. Sponsor will manage the Trust in accordance with Sponsor’s best judgment and consistent with the Trust’s investment objectives and strategies outlined in the Trust’s prospectus and registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). For the avoidance of doubt, pursuant to the terms of Article IV of the Trust Agreement, the Sponsor is authorized to execute documents for and on behalf of the Trust.

4. Reporting; Record Keeping. Sponsor will be available at reasonable times to discuss the activities of the Trust with the trustee of the Trust or its designee. Any written reports supplied by Sponsor to the Trust discussing the activities of the Trust are intended solely for the benefit of the Trust, and the Trust agrees that it will not disseminate such reports to any other party (other than the Trust’s service providers) without the prior consent of Sponsor, except as may be required by applicable law. Sponsor shall make or cause to be made, and shall maintain or cause to be maintained, all records as are required to be made or maintained by it in its capacity as Sponsor of the Trust.

5. Other Accounts. The Trust understands and acknowledges that Sponsor may act as sponsor for various persons other than the Trust. The Trust acknowledges that Sponsor may give advice and take action concerning other persons that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Trust. The Trust also acknowledges that Sponsor may serve as a manager to other investment funds that invest in bitcoin or other digital assets with the same investment objective as the Trust, and the Sponsor or its affiliates may serve as a manager to other investment funds that invest in digital assets. Except to the extent necessary to perform Sponsor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Sponsor, or any affiliate of Sponsor or any employee of Sponsor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

6. Sponsor’s Compensation. The Trust shall pay to Sponsor a fee in consideration of Sponsor’s (i) services under this Agreement and the Trust Agreement and (ii) the payment by Sponsor of the Trust expenses described in paragraph 7 below (the “Sponsor Fee”). The Sponsor Fee accrues daily at an annualized rate equal to [______] of the adjusted net asset value of the Trust and is payable monthly in arrears in bitcoin.

7. Fees and Expenses. The Sponsor shall pay all operating expenses of the Trust. The Sponsor shall not be responsible for payment of litigation expenses and other extraordinary expenses. Such operating expenses to be assumed and paid by the Sponsor include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers, exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and ordinary legal expenses. The Sponsor will also pay the costs of the Trust’s organization.

Sponsor shall not be required to pay any extraordinary expenses not incurred in the ordinary course of the Trust’s business. Extraordinary expenses are fees and expenses which are unexpected or unusual in nature, including, but not limited to, legal claims and liabilities, litigation costs, indemnification obligations under the Trust’s service provider agreements, or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

8. Liability and Indemnification. Sponsor will not be liable for losses to the Trust, and Sponsor shall be indemnified, to the extent provided in Section 4.06 of the Trust Agreement.

9. Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of the State of Delaware; provided, however, that in the event that any law of the State of Delaware shall require that the laws of another state or jurisdiction be applied in any proceeding, such Delaware law shall be superseded by this paragraph, and the remaining laws of the State of Delaware shall nonetheless be applied in such proceeding. Each party agrees that in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

10. Termination. This Agreement may be terminated (i) by Sponsor at any time upon 30 days’ prior written notice; or (ii) by either party upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties hereunder. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.

11. Assignment. This Agreement may be assigned by either party upon prior notice to the other party.

12. Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses. Sponsor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of the Trust. Sponsor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.

13. Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

14. Integration; Amendment. This Agreement together with any other written agreements between the parties entered into concurrently with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. Pursuant to the authority granted to the Sponsor under Article IV of the Trust Agreement, the Sponsor is authorized to execute such written agreement on behalf of the Trust. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

15. Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

16. Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

18. Trustee. The Trust is a Delaware statutory trust and a separate legal entity under the Delaware Statutory Trust Act and pursuant to such act a trustee, when acting in such capacity, is not personally liable to any person (other than the statutory trust or any beneficial owner thereof) for any act, omission or obligation of a statutory trust. In furtherance thereof, (a) this Agreement is executed and delivered by Delaware Trust Company, not individually or personally, but solely as Trustee of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Delaware Trust Company but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein of the, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Bitwise Bitcoin ETF
Delaware Trust Company, its Trustee
By:
Name:
Title:

Bitwise Investment Advisers, LLC
By:
Name: Paul (Teddy) Fusaro
Title: Chief Operating Officer and Secretary

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